As filed with the Securities and Exchange Commission on December 22, 2000
                                              Registration No. 333-________


                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                     ENDO PHARMACEUTICALS HOLDINGS INC.
                     ----------------------------------
          (Exact name of registrant as specified in its charter)


            DELAWARE                                      13-4022871
    -------------------------------------------------------------------------
    (State of incorporation)                (IRS employer identification no.)


                      223 Wilmington West Chester Pike
                      Chadds Ford, Pennsylvania 19317
                      -------------------------------
            (Address of principal executive offices) (Zip Code)

    ENDO PHARMA LLC AMENDED AND RESTATED 1997 EMPLOYEE STOCK OPTION PLAN ENDO PHARMA LLC AMENDED AND RESTATED 1997 EXECUTIVE STOCK OPTION PLAN
           ENDO PHARMA LLC 2000 SUPPLEMENTAL EMPLOYEE OPTION PLAN
          ENDO PHARMA LLC 2000 SUPPLEMENTAL EXECUTIVE OPTION PLAN
        ENDO PHARMACEUTICALS HOLDINGS INC. 2000 STOCK INCENTIVE PLAN
                         --------------------------
                         (Full title of the plans)

                               Carol A. Ammon
                    President & Chief Executive Officer
                     Endo Pharmaceuticals Holdings Inc.
                      223 Wilmington West Chester Pike
                      Chadds Ford, Pennsylvania 19317
                               (610) 558-9800
                               --------------
         (Name, address and telephone number, including area code)

                                 Copies to:

Eileen T. Nugent, Esq.                          James J. Connors, II, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP        Endo Pharma LLC
4 Times Square                                  c/o Kelso & Company
New York, New York  10036-6522                  320 Park Avenue, 24th Floor
(212) 735-3000                                  New York, New York  10022
                                                (212) 751-3939


                                            CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                     Proposed Maximum  Proposed Maximum     Amount of
Title of Securities                            Amount to be          Offering Price    Aggregate Offering   Registration
To be Registered                               Registered (1)        Per Share         Price (2)            Fee (3)
==========================================================================================================================

Common Stock, par value $0.01 per share        40,287,653 shares     See (2) below     $150,103,773.30      $39,627.40

==========================================================================================================================


(1) Represents the aggregate number of shares of common stock, par value $.01 per share ("Endo Common Stock"), of Endo Pharmaceuticals Holdings Inc., a Delaware Corporation ("Endo"), issuable upon the exercise of options (the "Options") granted pursuant to the Endo Pharma LLC Amended and Restated 1997 Employee Stock Option Plan (the "1997 Employee Plan"), the Endo Pharma LLC Amended and Restated 1997 Executive Stock Option Plan (the "1997 Executive Plan"), the Endo Pharma LLC 2000 Supplemental Employee Option Plan (the "2000 Employee Plan"), the Endo Pharma LLC 2000 Supplemental Executive Option Plan (the "2000 Executive Plan") and the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan (the "2000 Incentive Plan," and together with the 1997 Employee Plan, the 1997 Executive Plan, the 2000 Employee Plan and the 2000 Executive Plan, the "Stock Options Plans"), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such Stock Option Plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act of 1933 (the "Securities Act"). With respect to the 1997 Employee Plan, the 1997 Executive Plan, the 2000 Employee Plan and the 2000 Executive Plan, the offering price per share and the aggregate offering price are computed on the basis of the maximum price at which those options may be exercised. With respect to the 2000 Incentive Plan, the offering price per share and the aggregate offering price are based on the average of the high and low prices of the Endo Common Stock on December 20, 2000, as reported on the NASDAQ National Market. The following chart illustrates the calculation of the registration fee:


===============================================================================================================
                                                                      Proposed Maximum      Proposed Maximum
Title of Securities                                Amount to be       Offering Price        Aggregate Offering
to be Registered                                   Registered (1)     Per Share (2)         Price (2)
---------------------------------------------------------------------------------------------------------------

ENDO PHARMA LLC AMENDED AND RESTATED 1997
EMPLOYEE STOCK OPTION PLAN
ENDO PHARMA LLC AMENDED AND RESTATED 1997
EXECUTIVE STOCK OPTION PLAN
Shares of Endo Common Stock, $0.01
par value per share, issuable pursuant
to options to purchase Endo Common
Stock outstanding under the two
above plans                                        25,615,339 shares      $3.42            $87,604,459.38

ENDO PHARMACEUTICALS HOLDINGS INC. 2000
STOCK INCENTIVE PLAN
Shares of Endo Common Stock, $0.01 par
value per share, issuable pursuant to
outstanding options                                 4,000,000 shares      $6.50            $26,000,000.00
to purchase Endo Common Stock

ENDO PHARMA LLC 2000
SUPPLEMENTAL EMPLOYEE OPTION PLAN
ENDO PHARMA LLC 2000
SUPPLEMENTAL EXECUTIVE OPTION PLAN
Shares of Endo Common Stock, $0.01
par value per share, issuable pursuant
to options to purchase Endo Common Stock
outstanding under the two above plans              10,672,314 shares      $3.42            $36,499,313.88

===============================================================================================================

(3)  Computed in accordance with Rule 457(h) promulgated under the Securities
     Act.



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     On July 14, 2000, the board of managers (the "Board of Managers") of Endo Pharma LLC approved and recommended that the Board of Managers adopt the (i) 1997 Employee Plan, (ii) 1997 Executive Plan, (iii) 2000 Employee Plan and (iv) 2000 Executive Plan, which were subsequently adopted by the Board of Managers.

     On August 11, 2000, the board of directors (the "Board") of Endo Pharmaceuticals Holdings Inc., a Delaware corporation ("Endo" or the "Registrant"), approved and recommended that the Board adopt the 2000 Incentive Plan, which was subsequently adopted by the Board. The Compensation Committee of the Board of Directors will administer the 2000 Incentive Plan.

ITEM 1.  PLAN INFORMATION

     The document(s) containing the information specified in Item 1 of this Registration Statement is currently included in five prospectuses, four of which are dated November 9, 2000 and one of which is dated August 11, 2000 (collectively, the "Plan Prospectus"), copies of each of which will be sent or given to participants in each of the Stock Options Plans as specified by Rule 428(b)(1) of the Securities Act and are not required to be filed as part of this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The document(s) containing the information specified in Item 2 of this Registration Statement is currently included in the Plan Prospectus, copies of each of which will be sent or given to participants in each of the Stock Option Plans as specified by Rule 428(b)(1) of the Securities Act and are not required to be filed as part of this Registration Statement.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference, as of their respective dates, in this Registration Statement:

     (i) Endo's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000 filed with the Commission on August 15, 20000 and November 13, 2000, respectively.

     (ii) Endo's Registration Statement on Form 8-A filed with the Commission on July 12, 2000, as amended by any amendment thereto or report;

     (iii) Endo's Current Reports on Form 8-K, dated July 21, 2000, October 11, 2000 and October 25, 2000 filed with the Commission on July 24, 2000, October 11, 2000 and October 25, 2000, respectively.

     (iv) The description of Endo's Common Stock contained in Endo's Registration Statement on Form S-4 (File No. 333-39040), filed with the Commission on June 9, 2000.

     In addition, any and all documents hereafter filed by Endo with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The indemnification of officers and directors of Endo is governed by
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the amended and restated certificate of incorporation (the "Certificate of Incorporation") and the amended and restated by-laws of Endo (the "By-Laws"). As authorized by Section 145 of the DGCL, each director and officer of a corporation may be indemnified by the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred regarding the defense or settlement of threatened, pending or completed legal proceedings. Each director or officer will have the right of indemnification if he or she:

     >> Is involved in the legal proceeding because he or she was a director or officer of the corporation;

     >> Acted in good faith and in a manner that he or she reasonably believed was in the best interests of the corporation; and

     >> In a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified for claims, issues, or matters as to which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless a court determines otherwise.

     Article SEVENTH of the Certificate of Incorporation of Endo contains provisions that authorize the indemnification of directors and officers. Under article SEVENTH, Endo will indemnify its directors and officers to the fullest extent authorized or permitted by law against expenses, judgments, fines and amounts paid in settlement. In addition, this right of indemnification continues to persons who have ceased to be directors or officers of Endo and to his or her heirs, executors and personal and legal representatives. However, unless the legal proceeding was authorized or consented to by Endo's board of directors, Endo is not obligated to indemnify a director or officer, or his or her heirs, executors or personal or legal representatives, regarding the proceeding initiated by the same director or officers, or his or her heirs, executors or personal or legal representatives. Finally, article SEVENTH provides that a repeal or modification of article SEVENTH by the stockholders must not adversely affect the rights to indemnification of directors and officers regarding any acts or omissions that occurred before the repeal or modification.

     Set forth below are material provisions of article EIGHTH of Endo's By-Laws that authorize the indemnification of directors or officers:

     >> Section 2 of article EIGHTH states that if the director or officer is adjudged to be liable to the company by a court of law there would be no right of indemnification unless the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity.

     >> Under section 3 of article EIGHTH, authorization as to whether a director or officer should be indemnified is made by (a) majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, (b) independent legal counsel in a written opinion if there are no directors who are not parties to the action, suit or proceeding, or (c) the stockholders.

            However, if a director or officer has been successful on the merits or defense of the action, suit or proceeding, then that person will be indemnified without authorization.

     >> According to section 5 of article EIGHTH, directors or officers may apply to the Court of Chancery in the State of Delaware for indemnification.

     >> Section 6 of article EIGHTH provides that the directors and officers have the right to be reimbursed for the expenses incurred in defending or participating in a legal proceeding in advance of the proceeding's final disposition.

     >> Pursuant to section 8 of article EIGHTH, Endo may purchase and maintain insurance on behalf of persons who are or were directors or officers whether or not Endo would have the power or the obligation to indemnify those persons.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit     Description
-------     -----------

3.1 Amended and Restated Certificate of Incorporation of Endo (incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q (the "Form 10-Q") filed with the Commission on August 15, 2000).

3.2 Amended and Restated By-Laws of Endo (incorporated herein by reference to Exhibit 3.2 of the Form 10-Q filed with the Commission on August 15, 2000).

4.1 Amended and Restated Executive Stockholders Agreement, dated as of July 14, 2000, by and among Endo, Endo Pharma LLC ("Endo LLC"), Kelso Investment Associates V, L.P. ("KIA V"), Kelso Equity Partners V, L.P. ("KEP V"), the Initial Management Stockholders (as defined therein) and the Management Stockholders (as defined therein) (incorporated herein by reference to Exhibit 4.1 of the Form 10-Q filed with the Commission on August 15, 2000).

4.2 Amended and Restated Employee Stockholders Agreement, dated as of July 14, 2000, by and among Endo, Endo LLC, KIA V, KEP V and the Employee Stockholders (as defined therein) (incorporated herein by reference to Exhibit 4.2 of the Form 10-Q filed with the Commission on August 15, 2000).

4.3 Form of stock certificate representing shares of Endo Common Stock (incorporated herein by reference to Exhibit 4.3 of the Form 10-Q filed with the Commission on August 15, 2000).

4.4 Registration Rights Agreement, dated as of July 17, 2000, by and between Endo and Endo LLC (incorporated herein by reference to Exhibit 4.4 of the Form 10-Q filed with the Commission on August 15, 2000).

5 Opinion of Caroline E. Berry, Senior Vice President, General Counsel and Secretary of Endo ("General Counsel"), regarding the legality of the securities being registered.

10.21       Endo 2000 Stock Incentive Plan (incorporated by reference to
            Exhibit 10.21 of the Form 10-Q filed with the Commission on November 13, 2000).

10.22 Endo LLC Amended and Restated 1997 Employee Stock Option Plan (incorporated herein by reference to Exhibit 10.22 of the Form 10-Q filed with the Commission on November 13, 2000).

10.23 Endo LLC Amended and Restated 1997 Executive Stock Option Plan (incorporated herein by reference to Exhibit 10.23 of the Form 10-Q filed with the Commission on November 13, 2000).

10.24 Endo LLC 2000 Supplemental Employee Option Plan (incorporated herein by reference to Exhibit 10.24 of the Form 10-Q filed with the Commission on November 13, 2000).

10.25 Endo LLC 2000 Supplemental Executive Option Plan (incorporated herein by reference to Exhibit 10.25 of the Form 10-Q filed with the Commission on November 13, 2000).

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of General Counsel (included in Exhibit 5)

24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant, contained on the signature page to this Registration Statement

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 13(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating tot he securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHADDS FORD, COMMONWEALTH OF PENNSYLVANIA, ON DECEMBER 22, 2000.


                                    ENDO PHARMACEUTICALS HOLDINGS INC.
                                                          (Registrant)


                                    By: /s/ Carol A. Ammon
                                        ------------------------------------
                                        Name:  Carol A. Ammon
                                        Title: President & Chief Executive
                                               Officer


                             POWER OF ATTORNEY

               Each of the undersigned hereby constitutes and appoints Caroline E. Berry, James J. Connors, II, Frank J. Loverro and Stanley de J. Osborne, and each of them, with full power of substitution and resubstitution, as his true and lawful attorneys-in-fact and agents to:

(1) execute and deliver for and on behalf of the undersigned the Registration Statement on Form S-8 (the "Registration Statement") and any amendments thereto required to be filed under the Securities Act and the rules thereunder in each of the undersigned's capacity as a director of the Registrant;

(2) do and perform any and all acts on behalf of the undersigned which may be necessary or desirable to complete and execute the Registration Statement and timely file such Registration Statement with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

               Each of the undersigned hereby grants to such attorney-in-fact and agent full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution of revocation, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein grants. The undersigned acknowledges that the foregoing attorneys-in-fact and agents, in servicing in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Act and the rules and regulations promulgated thereunder. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Registration Statement and any amendments thereto, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and agents.

               Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.



Signature                                   Title                                       Date
---------                                   -----                                       ----


/s/ Carol A. Ammon                          Chief Executive Officer, President          December 20, 2000
----------------------------                and Director
Carol A. Ammon


/s/ Michael B. Goldberg                     Director                                    December 20, 2000
----------------------------
Michael B. Goldberg


/s/ Michael Hyatt                           Director                                    December 20, 2000
----------------------------
Michael Hyatt


/s/ Roger H. Kimmel                         Director                                    December 20, 2000
----------------------------
Roger H. Kimmel


/s/ Frank J. Loverro                        Director                                    December 20, 2000
----------------------------
Frank J. Loverro


/s/ John W. Lyle                            Director                                    December 21, 2000
----------------------------
John W. Lyle


/s/ Michael W. Mitchell                     Director                                    December 20, 2000
----------------------------
Michael W. Mitchell


/s/ Joseph T. O'Donnell, Jr.                Director                                    December 20, 2000
----------------------------
Joseph T. O'Donnell, Jr.


/s/ David I. Wahrhaftig                     Director                                    December 20, 2000
----------------------------
David I. Wahrhaftig



                               EXHIBIT INDEX

Exhibit     Description
-------     -----------

3.1 Amended and Restated Certificate of Incorporation of Endo (incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q (the "Form 10-Q") filed with the Commission on August 15, 2000).

3.2 Amended and Restated By-Laws of Endo (incorporated herein by reference to Exhibit 3.2) of the Form 10-Q filed with the Commission on August 15, 2000).

4.1 Amended and Restated Executive Stockholders Agreement, dated as of July 14, 2000, by and among Endo, Endo Pharma LLC ("Endo LLC"), Kelso Investment Associates V, L.P. ("KIA V"), Kelso Equity Partners V, L.P. ("KEP V"), the Initial Management Stockholders (as defined therein) and the Management Stockholders (as defined therein) (incorporated herein by reference to Exhibit 4.1 of the Form 10-Q filed with the Commission on August 15, 2000).

4.2 Amended and Restated Employee Stockholders Agreement, dated as of July 14, 2000, by and among Endo, Endo LLC, KIA V, KEP V and the Employee Stockholders (as defined therein) (incorporated herein by reference to Exhibit 4.2 of the Form 10-Q filed with the Commission on August 15, 2000).

4.3 Form of stock certificate representing shares of Endo Common Stock (incorporated herein by reference to Exhibit 4.3 of the Form 10-Q filed with the Commission on August 15, 2000).

4.4 Registration Rights Agreement, dated as of July 17, 2000, by and between Endo and Endo LLC (incorporated herein by reference to Exhibit 4.4 of the Form 10-Q filed with the Commission on August 15, 2000).

5 Opinion of Caroline E. Berry, Senior Vice President, General Counsel and Secretary of Endo ("General Counsel"), regarding the legality of the securities being registered.

10.21       Endo 2000 Stock Incentive Plan (incorporated by reference to
            Exhibit 10.21 of the Form 10-Q filed with the Commission on November 13, 2000).

10.22 Endo LLC Amended and Restated 1997 Employee Stock Option Plan (incorporated herein by reference to Exhibit 10.22 of the Form 10-Q filed with the Commission on November 13, 2000).

10.23 Endo LLC Amended and Restated 1997 Executive Stock Option Plan (incorporated herein by reference to Exhibit 10.23 of the Form 10-Q filed with the Commission on November 13, 2000).

10.24 Endo LLC 2000 Supplemental Employee Option Plan (incorporated herein by reference to Exhibit 10.24 of the Form 10-Q filed with the Commission on November 13, 2000).

10.25 Endo LLC 2000 Supplemental Executive Option Plan (incorporated herein by reference to Exhibit 10.25 of the Form 10-Q filed with the Commission on November 13, 2000).

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of General Counsel (included in Exhibit 5)

24 Power of Attorney authorizing certain person to sign this Registration Statement on behalf of certain directors and officers of Registrant, contained on the signature page to this Registration Statement